Exhibit 99.3

InterMedia Outdoor, Inc.
405 Lexington Avenue, 48th Floor
New York, NY 10174

December 22, 2006

PRIMEDIA Inc. (on behalf of each of the Sellers)
745 Fifth Avenue
New York, NY 10151
Attention: Erik Levy –Vice President

Dear Mr. Levy:

InterMedia Outdoor, Inc. (the “Purchaser”) is party to that certain Asset Purchase Agreement, dated as of December 6,2006 (the “Agreement”), by and among the Purchaser and each of PRIMEDIA Specialty Group Inc., a Delaware corporation (“PSG”), PRIMEDIA Enthusiast Publications, Inc., a Pennsylvania corporation (“PEP”), PRIMEDIA Special Interest Publications Inc., a Delaware corporation (“PSIP”) and PRIMEDIA Inc. (“PRIMEDIA”; and, together with PSG, PEP and PSIP, the “Sellers”, and each individually, a “Seller”). All defined terms used but not otherwise defined herein shall have the meaning prescribed in the Agreement.

Pursuant to Section 6.18 of the Agreement, the Sellers are required to deliver to the Purchaser the Audited Financial Statements no later than December 22, 2006. PRIMEDIA has advised the Purchaser that it will be unable to deliver the Audited Financial Statements by December 22, 2006 and the parties to the Agreement hereby agree to amend the delivery deadline in Section 6.18 from December 22, 2006 to January 8, 2007.

Furthermore, pursuant to Section 3 .01 of the Agreement, Closing is to occur three (3) business days following the date on which all the conditions set forth in Section 7.01 have been satisfied, which date may be extended by the Purchaser to a date no later than thirty (30) days following the delivery of the Audited Financial Statements to Purchaser. The parties hereby agree to amend Section 3.01 to provide that the date for Closing may be extended by the Purchaser to a date no later than January 31, 2007.

This letter agreement confirms the parties agreement in respect of the foregoing amendment to Section 3.01 and Section 6.18. This letter agreement shall in no way alter or amend the rights of the parties pursuant to the Agreement (as amended hereby), which Agreement shall remain in full force and effect.

[Remainder of this page intentionally left blank]

INTERMEDIA OUTDOOR, INC.

By:	/s/ Mark Coleman

ACKNOWLEDGED AND AGREED TO:

PRIMEDIA SPECIAL INTEREST PUBLICATIONS INC.

By:	/s/ Jason Thaler

PRIMEDIA ENTHUSIAST PUBLICATIONS INC.

By:	/s/ Jason Thaler

PRIMEDIA SPECIALTY GROUP INC.

By:	/s/ Jason Thaler

PRIMEDIA INC.

By:	/s/ Jason Thaler